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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP of our report dated February 1, 2001 relating to the financial statements of Chevron Chemical Company C Chem Business, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

San Francisco, California
August 1, 2002